SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             _____________________

                                   FORM 8-K/A
                               (Amendment No. 1)
                             _____________________


             CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                           COMMISSION FILE NO.: 0-28887



                         Date of Report: October 27, 2004



                              TELCO-TECHNOLOGY, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


      Delaware                                                22-3328734
 ---------------------------------------------------------------------------
 (State of other jurisdiction of                         (IRS Employer
  incorporation or organization                          Identification No.)


       111 Howard Street, Suite 108, Mt. Arlington New Jersey     07856
       ----------------------------------------------------------------
       (Address of principal executive offices)               (Zip Code)


                                 (973) 398-8183
              --------------------------------------------------
              (Registrant's telephone number including area code)


                 68 Skyview Terrace, Clifton New Jersey     07013
           ----------------------------------------------------------
           (Former address, if changed since last report)  (Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the
    Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

AMENDMENT NO. 1
----------------

This amendment has been filed in order to include the financial statements listed in Item 9.01 below.


Item 2.01 COMPLETION OF ACQUISITION OF ASSETS
Item 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
Item 5.02 DEPARTURE OF DIRECTORS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

     On October 27, 2004, Telco-Technology, Inc. ("Telco") acquired from GreenSpace Capital, L.L.C., and Acutus Capital, L.L.C. the outstanding capital stock of GreenWorks Corporation ("GreenWorks"). In exchange for the GreenWorks shares, Telco issued to each of the selling shareholders 500,000 shares of Series A Convertible Preferred Stock (the "Preferred Stock") and a
demand promissory note in the principal amount of $100,000.   The Preferred
Stock is entitled to vote with the common stock on all matters. Each share of Preferred Stock is convertible into 100 shares of common stock at any time
after December 31, 2005.   The number of votes which may be cast by a holder
of shares of Preferred Stock will be equal to the number of shares of the common stock into which the Preferred Stock could be converted (an aggregate of 100,000,000 prior to any adjustment).

     On October 27, 2004 Telco entered into a Consulting Agreement with Donalson Capital Corporation. Donalson Capital Corporation is owned by Donald
McKelvey, who was the President and majority shareholder of Telco until October 27, 2004, when he sold the majority of his shares to GreenSpace
Capital and Acutus Capital.  The Consulting Agreement provides that Mr.
McKelvey will render financial and management advisory services to Telco until October 27, 2005. In compensation for his services, Telco will issue shares of common stock to Mr. McKelvey once each month for the first eight months in the term of the contract. The number of shares issued each month will equal the product of $24,375 divided by the average closing market price of Telco common stock for the thirty trading days preceding the date of issuance. The number of shares issued in the first monthly allotment will be 902,778.

     On October 21, 2004 Telco sold to Cornell Capital Partners, LP a 5% Secured Convertible Debenture in the principal amount of $500,000 (the "Debenture"). Telco obtained net proceeds of $425,000, after payment of a $60,000 commitment and structuring fee to Cornell Capital Partners as well as a $15,000 fee relating to the Standby Equity Distribution Agreement discussed below. Interest that accrues on the Debenture is payable at maturity. The principal amount of the Debenture is payable on October 21, 2007. However the principal amount of the Debenture will be automatically converted into Telco common shares on October 21, 2006. Prior to that date, the holder of the Debenture has the option to convert the accrued interest and principal amount of the Debenture into Telco common shares at any time. Whenever the principal amount of the Debenture is converted into common shares, whether automatically or by the holder, the conversion price will equal the lesser of
(a) 120% of the closing bid price on the conversion date or (b) 80% of the lowest closing bid price for the five trading days preceding the conversion date.

     On October 27, 2004 Telco utilized a portion of the proceeds of the Debenture to satisfy its $200,000 in notes payable to GreenSpace Capital and Acutus Capital, which were issued as partial consideration for Telco's acquisition of GreenWorks.

     On October 21, 2004 Telco entered into a Standby Equity Distribution Agreement ("SEDA") with Cornell Capital Partners, LP. The SEDA will become effective on the date on which the Securities and Exchange Commission declares effective a registration statement containing a prospectus that will permit Cornell Capital Partners to resell to the public any common shares that it acquires from Telco. The SEDA provides that during the two years commencing on the effective date of the SEDA Telco may demand that Cornell Capital Partners purchase shares of common stock from Telco. Telco may make a demand no more than once every eight trading days. The maximum purchase price on each demand is $250,000. The aggregate maximum that Telco may demand from Cornell Capital Partners is $5,000,000. The number of shares that Cornell Capital Partners will purchase after a demand will be determined by dividing the dollar amount demanded by a per share price. The per share price used will be 95% of the lowest daily volume-weighted average price during the five trading days that follow the date a demand is made by Telco. Cornell Capital Partners is required by the Agreement to pay each amount demanded by Telco, unless (a) there is no prospectus available for Cornell Capital Partners to use in reselling the shares, (b) the purchase would result in Cornell Capital Partners owning over 9.9% of Telco's outstanding shares, or (c) the representations made by Telco in the Agreement prove to be untrue.

     In consideration for the execution of the SEDA, Telco issued to Cornell Capital Partners a non-interest-bearing Convertible Debenture in the principal amount of $250,000. The principal amount of the Debenture is payable on October 21, 2007. However the principal amount of the Debenture will be automatically converted into Telco common shares on that date. Prior to October 21, 2007, the holder of the Debenture has the option to convert the principal amount of the Debenture into Telco common shares at any time. Whenever the principal amount of the Debenture is converted into common shares, whether automatically or by the holder, the conversion price will equal the lowest volume weighted average price for the common stock during the five trading days preceding the conversion date.

         Security Ownership of Certain Beneficial Owners and Management

     Upon the closing of the acquisition of GreenWorks by Telco, there were 28,974,944 shares of Telco common stock issued and outstanding as well as 1,000,000 shares of Series A Preferred Stock convertible into 100,000,000 common shares, or 128,974,944 common shares on a fully-diluted basis. The following table sets forth the number of Telco shares beneficially owned by each person who, as of the closing, will own beneficially more than 5% of either class of Telco's voting stock, as well as the ownership of such shares by each director of Telco and the shares beneficially owned by the new directors as a group.

                               Amount of
Name and                       Beneficial                           Aggregate
Address of                     Ownership         Percent of Class  Percent of
Beneficial                 --------------------  ----------------    Voting
Owner                      Common     Preferred  Common Preferred     Power
-----------------------------------------------------------------------------
James L. Grainer                 -- (1)      --   0%(1)     0%         0%

All directors as a group
 (1 person)                      -- (1)      --   0%(1)     0%         0%

Greenspace Capital, LLC   7,033,938     500,000  24.3%     50%      44.2%
P.O. Box 284
Mt. Arlington, NJ 07856

Acutus Capital, LLC       7,033,938     500,000  24.3%     50%      44.2%
411 Hackensack Ave.
Hackensack, NJ 07601
_________________________________

(1) Mr. Grainer has an understanding with GreenWorks that shortly after the closing of the acquisition of GreenWorks by Telco, Telco will issue common shares to Mr. Grainer to compensate him for services rendered in connection with GreenWorks' acquisition of Enviro-Sciences, Inc. The number of shares that will be issued has not yet been determined.

                      Directors and Executive Officers

     On October 27, 2004 Donald McKelvey and Robert McKelvey resigned from their positions as the officers and directors of Telco. Their resignations were a condition for the acquisition of GreenWorks by Telco.

     This table identifies the officers and the members of Telco's Board of Directors after its acquisition of GreenWorks. Directors serve until the next annual meeting of shareholders and until their successors are elected and qualify. Officers serve at the pleasure of the Board of Directors.

                                                                Director
Name                    Age     Position with the Company       Since
------------------------------------------------------------------------------
James L. Grainer        50      Director, Chief Executive        2004
                                Officer, Chief Financial Officer

     James L. Grainer. Mr. Grainer has made his career in the fields of investment banking and financial management and accounting. Since June 2004 Mr. Grainer has been a consultant to GreenWorks Corporation, assisting GreenWorks in connection with its acquisition of Enviro-Sciences, Inc. From 2003 until June 2004 Mr. Grainer was the Chief Financial Officer of Polo Linen, where he was responsible for that company's financial management and was involved in all aspect of strategic management. From 2001until 2003 Mr. Grainer was the Managing Director of Investment Banking and Head of the Investment Banking Group at Zanett Securities, a merchant banking firm located in New York City. From 1992 until 2001 Mr. Grainer was a Managing Director in the Investment Banking Group at Prudential Securities, where he served as a member of the Management Committee for the Prudential Securities Private Equity Fund and held other financial management positions. Prior to joining Prudential Securities, Mr. Grainer was employed by Deloitte & Touche, Mr. Grainer is licensed as a certified public accountant in the State of New York.

Nominating and Audit Committee

     The Board of Directors does not have an audit committee or a nominating committee, due to the small size of the Board. Mr. Grainer, however, is an "audit committee financial expert" within the definition given by the Regulations of the Securities and Exchange Commission, by reason of his experience in public accounting and as a financial officer.

Code of Ethics

     Telco does not have a written code of ethics applicable to its executive officers. The Board of Directors has not adopted a written code of ethics because there is only one member of management.

Shareholder Communications

     The Board of Directors will not adopt a procedure for shareholders to send communications to the Board of Directors until it has reviewed the merits of several alternative procedures.

Executive Compensation

     Mr. Grainer has not received compensation from either Telco, GreenWorks, Enviro-Sciences, Inc. or any affiliate of any of them.

Related Party Transactions

     Since June 2004 Mr. Grainer has been acting as a consultant to GreenWorks Corporation. In that role, he has assisted in negotiating the acquisition by GreenWorks of the business and certain assets of Enviro-Sciences, Inc., and has performed due diligence for GreenWorks in connection with that acquisition. The acquisition of Enviro-Sciences, Inc. by GreenWorks was completed immediately prior to the acquisition of GreenWorks by Telco. In compensation for his services, GreenWorks has agreed that after the acquisition Telco will issue shares of common stock to Mr. Grainer. The number of shares to be issued will be determined by agreement among Mr. Grainer and the shareholders of GreenWorks.

                           Business of the Company

     Telco today has one asset: the outstanding shares of GreenWorks. GreenWorks was recently organized for the purpose of acquiring Enviro-Sciences, Inc. ("ESI"). It acquired the business and assets of ESI immediately prior to the acquisition of GreenWorks by Telco. As a result, the business of Telco is now the business carried on prior to this date by ESI.

     Since 1975 ESI has been engaged in the business of providing consulting, technical, engineering and construction services to alleviate the environmental problems of its clients. ESI's clients include Fortune 100 and other industrial companies, commercial firms, engineering and construction contractors, law firms, utilities, real estate developers and government entities. Among the services currently provided by ESI are:

     * Environmental Auditing. ESI's audits typically involve the identification of areas of potential environmental problems that should be addressed in connection with regulatory compliance, property transactions, or business divestitures or acquisitions. ESI couples the results of its audits with recommendations for a remedial program to resolve the outstanding issues identified in the audit.

     * Site Assessment Services. ESI provides assessment services to delineate and model the location, extent and migration of contaminated media. These services are often provided subsequent to an ESI site audit.

     * Environmental Compliance Services. Among the environmental compliance services provided by ESI are air quality permitting, monitoring and modelling, preparation of compliance plans, stormwater and wastewater permitting, and TSDF audits.

     * Toxicology and Risk Assessment Services. These services are often provided to satisfy regulatory requirements for product advocacy and defence. ESI also offers epidemiological research to provide defensible solutions to chemical exposures or releases.

     * Engineering Services. ESI engineers have successfully designed, permitted and implemented environmental remediation systems using a wide array of technologies.

     In addition, ESI has developed an active Brownfields program designed to take properties through cleanup to redevelopment. In some cases, ESI purchases the contaminated property for its own account, performs the remediation, and redevelops the property. Telco intends to devote substantial efforts to expanding this aspect of ESI's business plan.

     ESI markets its services directly to prospective clients. A great portion of ESI's business is generated by referrals from existing clients. ESI competes in an industry populated by a multitude of large and small environmental companies. ESI's strategy for achieving competitive advantage is to offer complete turnkey solutions that it implements within a fixed budget and on time.

     ESI currently has 19 full time employees. Five are involved in administration. The remainder perform technical functions in connection with ESI's service projects.

Item 9.01            Financial Statements and Exhibits

Financial Statements

Audited Financial Statements of Enviro-Sciences, Inc. for the years ended December 31, 2003 and 2002.

Financial Statements of Enviro-Sciences, Inc. for the nine months ended September 30, 2004 and 2003 (unaudited)

Telco-Technology, Inc. Pro Forma Combined Financial Statements

Exhibits
--------

10.1	Share Purchase and Sale Agreement by and among GreenWorks Corporation,
GreenSpace Capital, L.L.C. , Acutus Capital, L.L.C. and the Company, dated September 24, 2004 - filed as an exhibit to the Registrant's
Current Report on Form 8-K dated September 24, 2004.

10.2	Certificate of Designation of Series A Convertible Preferred Stock

10.3 Consulting Agreement dated October 21, 2004 between Telco-Technology, Inc. and Donalson Capital Corporation.

10.4	5% Secured Convertible Debenture dated October 21, 2004 issued to
Cornell Capital Partners, LP

10.5	Standby Equity Distribution Agreement dated October 21, 2004 between
Telco-Technology, Inc. and Cornell Capital Partners, LP

10.6	Convertible Debenture dated October 21, 2004 issued to Cornell Capital
Partners, LP

99.1  	Press Release dated October 28, 2004.

                                 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

				TELCO TECHNOLOGY, INC.

Dated:  December 21, 2004       By:  /s/ James L. Grainer
                                -------------------------
                                James L. Grainer, Chief
                                 Executive Officer



To the Board of Directors and Stockholders of Enviro Sciences, Inc.


We have audited the accompanying balance sheet of Enviro Sciences, Inc. as of December 31, 2003, and the related statements of operations and retained earnings (deficit) and cash flows for the years ended December 31, 2003 and 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).
 Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Enviro Sciences, Inc. as of December 31, 2003 and the results of their operations and cash flows for the years ended December 31, 2003 and 2002 in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.
As discussed in Note 1 to the financial statements, the Company has suffered recurring losses from operations and is in a working capital deficit position that raises substantial doubt about its ability to continue as a going concern. Management's plans concerning these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                 /s/ Rosenberg Rich Baker Berman & Company
                                 ------------------------------------------
                                 Rosenberg Rich Baker Berman & Company

Bridgewater, New Jersey
September 15, 2004

                            ENVIRO-SCIENCES, INC.
                                BALANCE SHEET
                              DECEMBER 31, 2003


         ASSETS
 Current Assets
  Accounts receivable (Net of allowance
   for doubtful accounts) (Notes 1 and 3)             $   580,267
  Unbilled revenues (Note 1)                               55,685
  Prepaid expenses and other current assets               164,328
  Costs and estimated earnings in excess of billings
   on uncompleted projects  (Notes 1 and 15)               81,040
  Assets to be disposed of  (Note 9)                    1,250,197
                                                        ---------
  Total Current Assets                                  2,131,517


Property & Equipment, net (Notes 1 and 4)                 279,775
Costs and estimated earnings in excess of
 billings  (Notes 1 and 15)                               223,500
Property held for sale (Note 17)                           59,298
Security and other deposits                                46,474
                                                        ---------
  Total Assets                                        $ 2,740,564
                                                        =========

         LIABILITIES
  Current Liabilities
  Accounts payable                                    $   784,226
  Accrued salary costs                                    140,664
  Accrued other                                           180,839
  Payroll taxes payable (Note 7)                          183,320
  Billings in excess of costs and estimated earnings
   on uncompleted projects (Notes 1 and 15)                51,307
  Line of credit (Note 10)                              1,350,000
  Notes payable to non-affiliated parties (Note 6)        265,000
  Installment loans payable (Note 8)                      177,098
  Capital lease obligations (Note 19)                      30,965
  Deferred revenues  (Note 16)                            125,000
  Liabilities to be disposed of (Note 9)                1,450,369
                                                        ---------
  Total Current Liabilities                             4,738,788

Accrued employee benefits (Note 20)                        81,241
Notes payable to shareholders (Note 5)                  1,214,982
Notes payable to non-affiliated parties,
 net of current portion (Note 6)                          100,000
Installment loans payable, net of current
 portion (Note 8)                                          26,259
Capital lease obligations, net of current
 portion (Note 19)                                         21,335
Deferred revenues (Note 16)                               194,844
Accrued rent expense (Note 11)                              9,465
                                                        ---------
  Total Liabilities                                     6,386,914
                                                        ---------
Commitments and Contingencies (Notes 11 and 21)                 -

         STOCKHOLDERS' EQUITY (DEFICIT)

Common stock, no par value, 2,500 shares
 authorized, 1,676 issued and outstanding                 749,117
Retained earnings (Deficit)                            (4,395,467)
                                                        ---------
 Total Stockholders' Equity (Deficit)                  (3,646,350)
                                                        ---------
 Total Liabilities and Stockholders' Equity           $ 2,740,564
                                                        =========


See notes to the financial statements.

                            ENVIRO-SCIENCES, INC.
              STATEMENTS OF OPERATIONS AND RETAINED EARNINGS



                                            Years Ended December 31,
                                            ------------------------
                                                2003         2002
                                            -----------   -----------
Revenue  (Notes 1 and 2)                   $  4,274,480  $  8,981,743

Direct costs (Note 2)                         2,160,082     5,680,966
                                             ----------    ----------
Gross Profit                                  2,114,398     3,300,777

Selling, general and administrative expenses  3,180,384     6,241,880
                                             ----------     ---------
Loss from operations                         (1,065,986)   (2,941,103)

Interest Income (Note 18)                             -        44,100
Interest Expense                               (129,289)     (106,109)
Gain (loss) on sale or disposal of equipment     25,657        (8,947)
                                              ---------     ---------

Loss from continuing operations              (1,169,618)   (3,012,059)

Loss from discontinued operations
 (Notes 1 and 9)                               (513,044)     (658,882)
                                              ---------     ---------
Net Loss                                     (1,682,662)   (3,670,941)

Retained earnings (deficit), beginning
 of year                                     (2,712,805)      958,136
                                              ---------     ---------
Retained earnings (deficit), end of year   $ (4,395,467) $ (2,712,805)
                                              =========     =========


See notes to the financial statements.

                             ENVIRO-SCIENCES, INC.
                           STATEMENTS OF CASH FLOWS

                                            Years Ended December 31,
                                           -------------------------
                                               2003          2002
                                           ------------  -----------
Cash flows from operating activities:
  Continuing Operations
   Loss from continuing operations        $ (1,169,618) $ (3,012,059)

   Adjustments to Reconcile Loss to
    Net Cash Provided by (Used in)
    Operating Activities:
    Badd Debt - affiliated party                     -     1,138,985
    Bad Debt - customer                        355,438     2,002,968
    Depreciation & Amortization                126,293       179,220
    (Gain) loss on sale or disposal
     of equipment                               (5,657)        5,260
   (Increase) Decrease in Assets:
    Accounts receivable                      1,259,315    (2,585,557)
    Unbilled revenues                            3,901       274,941
    Prepaid expenses and other current
     assets                                     (3,087)        2,354
    Costs and estimated earnings in excess
     of billings on uncompleted projects       225,132       251,621
    Security and other deposits                (14,710)       13,985
   Increase (Decrease) in Liabilities:
    Accounts payable and accrued expenses       92,991        12,095
    Billings in excess of costs and estimated
     earnings on uncompleted projects           38,287      (687,264)
    Deferred revenues                         (201,170)     (129,931)
    Accrued rent                                 9,465       (54,438)
                                             ---------     ---------
   Cash Provided by (Used in) Continuing
    Operations                                 716,580    (2,587,820)
                                             ---------     ---------
  Discontinued Operations
   Loss from Discontinued Operations          (513,044)     (658,882)
   (Increase) Decrease in Net Assets of
    Discontinued Operations                   (537,694)    2,505,023
                                             ---------     ---------
   Cash (Used in) Provided by Discontinued
       Operations                           (1,050,738)    1,846,141
                                             ---------     ---------
   Net Cash Used in Operating Activities      (334,158)     (741,679)
                                             ---------     ---------
Cash flows from investing activities:
  Proceeds from sale of property & equipment    40,065        20,912
  Purchase of property & equipment                (930)     (123,651)
                                             ---------     ---------
   Net Cash Provided by (Used in) Investing
    Activities                                  39,135      (102,739)
                                             ---------     ---------
Cash flows from financing activities:
  Proceeds from (repayment of) advances
   to related parties                                -       300,000
  Lease obligations                           (203,093)     (128,013)
  Loans from stockholders                      619,000       959,116
  Repayments of Stockholder loans             (491,018)     (336,433)
  Loans from non-affiliated parties            240,000       125,000
  Advances from lines of credit                      -        95,000
  Repayments of credit line advances           (95,000)            -
  Collection of stock subscriptions
   receivable                                        -         2,000
                                             ---------     ---------
   Net Cash Provided by Financing Activities    69,889     1,016,670
                                             ---------     ---------
Net (Decrease) Increase in Cash               (225,134)      172,252
Cash - Beginning of Year                       225,134        52,882
                                             ---------     ---------
Cash - End of Year                         $         -   $   225,134
                                             =========     =========

See notes to the financial statements.

                          ENVIRO-SCIENCES, INC.
                     NOTES TO FINANCIAL STATEMENTS

NOTE 1 - Summary of Significant Accounting Policies


     Nature of Operations

Enviro-Sciences, Inc. ("ESI" or "the Company"), headquartered in Mt. Arlington, New Jersey, performs environmental consulting and engineering services, primarily the evaluation and remediation of contaminated properties. Project sites are located throughout the country and internationally. In 2001, ESI formed a construction division, adding significant equipment and personnel. In 2003, ESI eliminated this division in favor of a greater focus on its core consulting business. The construction division has been included in discontinued operations. (See
Note 9).

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America, which contemplates continuation of the Company as a going concern. The Company has had recurring operating deficits and is in default under the terms of its line of credit agreement, thus, raising substantial doubt about the Company's ability to continue as a going concern.

Management of the Company is in negotiations to sell the assets of ESI in a reverse merger acquisition. Subsequent to the reverse merger acquisition, the Company plans to raise capital through the sale of a debenture and its stock via an equity line of credit, which will be established upon the filing of a registration of the Company's securities with the Securities and Exchange Commission.

In view of these matters, realization of the assets of the Company is dependent upon the Company's ability to meet its financial requirements and the success of future operations. These financial statements do not include adjustments relating to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue in existence.

     Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions in preparing financial statements. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities and the reported amounts of revenues and expenses. Actual results could differ from those estimates.

     Property and Equipment

     Property and equipment are recorded at cost. Major renewals and betterments are charged to the asset accounts; maintenance and minor repairs and replacements, which do not improve or extend the life of the respective assets are expensed as incurred. When properties are retired or otherwise disposed of, the asset and accumulated depreciation accounts are adjusted accordingly, and the gain or loss, if any, arising from their disposal, is credited or charged to earnings.

     Depreciation is calculated using both straight line and accelerated methods over the estimated useful lives of the assets.

     Income Taxes

     ESI elected to be treated as a Subchapter S Corporation for Federal income tax purposes and for most states, thus income is taxed to the shareholders personally.

                            ENVIRO-SCIENCES, INC.
                       NOTES TO FINANCIAL STATEMENTS

NOTE 1 - Summary of Significant Accounting Policies (Continued)

     Revenue and Cost Recognition

Revenues from fixed price projects are recognized on the percentage-of-completion method, measured by management's estimates of the progress made on each project. Accordingly, revenue is recognized in the ratio that costs incurred bears to estimated total costs utilizing the most recent estimates of costs and funding. Since many contracts extend over a long period of time, revisions in cost and funding estimates during the progress of work have the effect of adjusting earnings applicable in performance in prior periods in the current period. When the current contract estimate indicates a loss, provision is made for the total anticipated loss in the current period.

Revenues from cost-plus-fee projects (time and material jobs) are recognized at billable hourly rates as the services are rendered.

Contract costs include all direct material and labor costs and those indirect costs related to contract performance, such as indirect labor, supplies, tools, repairs, and depreciation costs. Selling, general and administrative costs are charged to expenses as incurred. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions, and estimated profitability, including those arising from contract penalty provisions, and final contract settlements may result in revisions to costs and income and are recognized in the period in which the revisions are determined.

The asset "Costs and estimated earnings in excess of billings on uncompleted projects" represents revenues recognized in excess of amounts billed on fixed-price contracts. Revenues on time and material projects for services rendered but not yet invoiced are shown as "Unbilled revenues." The liability "Billings in excess of costs and estimated earnings on uncompleted projects" represents billings in excess of revenues earned.

Advertising

Advertising expenses are expensed as incurred and amounted to $412 and $2,100 for the years ended December 31, 2003 and 2002, respectively.

Long-Lived Assets

The Company reviews for the impairment of long-lived assets whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. An impairment loss would be recognized when estimated future cash flows expected to result from the use of the asset and its eventual disposition is less than its carrying amount. The Company has not identified any such impairment losses.

NOTE 2 - New Accounting Pronouncements

In May 2003, the Financial Accounting Standards Board issued SFAS Statement No. 150, "Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity". This Statement establishes standards for how a company classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires a company to classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). This statement is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the firms interim period beginning after June 15, 2003, except for mandatory redeemable financial instruments of nonpublic entities, if applicable. It is to be implemented by reporting the cumulative effect of a change in an accounting principle for financial instruments created before the issuance date of the Statement and still existing at the beginning of the interim period of adoption. The adoption of this statement did not have an impact on the Company's results of operations or financial position.

                           ENVIRO-SCIENCES, INC.
                      NOTES TO FINANCIAL STATEMENTS

NOTE 2 - New Accounting Pronouncements (Continued)

In January 2003, the FASB issued FASB Interpretation No. 46 ("FIN 46"), Consolidation of Variable Interest Entities, an Interpretation of ARB No.
51. FIN 46 requires certain variable interest entities to be consolidated by the primary beneficiary of the entity if the equity investors in the entity do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. FIN 46 is effective for all new variable interest entities created or acquired after January 31, 2003. For variable interest entities created or acquired prior to February 1, 2003, the provisions of FIN 46 must be applied for the first interim or annual period beginning after June 15, 2003. The adoption of FIN 46 did not have an impact on the Company' results of operations or financial position.


NOTE 3 - Concentrations and Accounts Receivable

At times through out the year the Company may have bank balances in excess of Federal Deposit Insurance Corporation limits.

Concentration of credit risks with respect to accounts receivable is limited by the imposition of retainers for new customers, the monitoring of credit balances for all customers, and the withholding of data reports where payment appears in jeopardy. An allowance for doubtful accounts of $60,000 was recorded as of December 31, 2003.

A small number of customers will often account for a significant portion of revenues, however, the specific customers and projects may change from year to year. One customer accounted for approximately 43 percent and 50 percent of the Company's revenues for the years ended December 31, 2003 and 2002, respectively.

At December 31, 2003 no single customer accounted for more than 10% of the outstanding accounts receivable.

NOTE 4 - Equipment

Major classes of equipment at December 31, 2003 are summarized below:

                                            Useful Lives-
                                               Years             2003
                                           ---------------    ---------
      Office and computer equipment              3-7        $  767,134
      Field equipment                            5-10          343,997
      Vehicles                                   5             316,743
      Furniture and fixtures                     10             77,147
      Leasehold improvements                     21-39         103,848
                                                             ---------
                                                             1,608,869
            Less:  Accumulated depreciation                 (1,329,094)
                                                             ---------
                                                            $  279,775
                                                             =========

Depreciation expense for years ended December 31, 2003 and December 31, 2002 was $126,293 and $179,220 respectively.

                            ENVIRO-SCIENCES, INC.
                       NOTES TO FINANCIAL STATEMENTS

NOTE 5 - Notes Payable to Shareholders

Notes payable to shareholders at December 31, 2003 was $1,214,982. Interest on the notes, aggregating $64,325 and $22,435 for years ended December 31, 2003 and December 31, 2002, respectively, has been forgiven. Further, as a result of the Company's continued liquidity problems, the four shareholders to whom the notes are payable have agreed to waive principal payments for at least one year.

NOTE 6 - Notes Payable to Non-Affiliated Parties

Notes payable to non-affiliated parties includes a loan of $125,000, which bears interest of 3% commencing January 1, 2004. The note requires repayment of principal and interest in five installments commencing December 31, 2004, with successive payments each year through December 31, 2008.

In 2003, $225,000 of financing and $15,000 of accrued interest were provided by an additional non-affiliated party. A promissory note was issued bearing interest at 6% and requiring repayment of $100,000 on or before September 30, 2004 with the balance of principal and interest payable on or before September 30, 2005. Subsequent to December 31, 2003, the note holder agreed to modify the terms of repayment of the note requiring a payment of $100,000 prior to September 15, 2004 plus 36 monthly installments of $4,580 commencing November 30, 2004.

NOTE 7 - Payroll Taxes Payable

Payroll taxes classified as short-term liability represent fourth quarter 2003 delinquent 941 payroll taxes. The Company is currently negotiating a payment plan with the IRS.

NOTE 8 - Installment Loans

A summary of installment loans outstanding as of December 31, 2003 is as follows:

   Loans payable, secured by vehicles,
    construction equipment, and computer
    equipment, payable in monthly installments
    including interest at 4.8 to 9.75 percent, due
    from March to May 2006                                $  43,639

   Loans for financing of insurance premiums,
    payable in monthly installments including
    interest varying from 3.8% to 7.5%,
    due within the next fiscal year                         126,678

   Bank loans payable in fixed monthly principal
    amounts plus interest at the bank's base rate
    plus three-quarters of one percent, secured by
    all corporate asset, due March 2004                      33,040
                                                           --------
                                                            203,357
   Less: Current portion                                    177,098
                                                           --------
   Non-current portion                                    $  26,259
                                                           ========

   The total maturity of these installment loans as of December 31, 2003 is as follows:

                                              2004            $177,098
                                              2005              18,746
                                              2006               7,513
                                                               -------
                                                              $203,357
                                                               =======

                           ENVIRO-SCIENCES, INC.
                       NOTES TO FINANCIAL STATEMENTS



NOTE 9 - Discontinued Operations

During 2003, the Company discontinued the operations of its construction division. The decision to dispose of the component was based on significant losses incurred and a desire for a greater focus on its consulting division. Net sales of the construction division were $5,500,210 and $5,121,620 at December 31, 2003 and 2002, respectively.

     Assets and Liabilities to be disposed of are comprised of the following at December 31, 2003:

  Cost and earnings in excess of billings   $  165,981
  Accounts receivable                          566,069
  Prepaid expenses                             198,817
  Property and equipment (net)                 317,330
  Security deposits                              2,000
                                             ---------
                                            $1,250,197
                                             =========

  Accounts payable                          $  904,204
  Accrued expense                              130,315
  Payroll taxes payable                         71,291
  Current portion of long-term debt            204,314
  Long-term debt                               140,245
                                             ---------
                                            $1,450,369
                                             =========
NOTE 10 - Line of Credit

At December 31, 2003 the Company has a credit line of $1,350,000 bearing interest at the bank's base rate plus three-quarters of one percent.
The line is secured by all corporate assets and is subject to renewal on January 16, 2004.

The line of credit remains orally extended since January 2004. The business loan agreement document underlying the credit line agreement has the following required financial covenants, none of which are met as of December 31, 2003.

		Tangible Net Worth - Minimum of $ 1,000,000
		Net Worth Ratio - Minimum Ratio of 1.75 to 1
		Working Capital - Minimum Ratio of $ 100,000
                Current Ratio - Minimum Ratio of 1.25 to 1
                                Income - Minimum $ 250,000
	            		Cash Flow Requirement - Minimum of $ 350,000
	            		Fixed Charge Ratio - Minimum Ratio of 2 to 1
	            		Other Ratio - Cash flow to Current maturity
                                 of LT Debt of 1.25 to 1

                            ENVIRO-SCIENCES, INC.
                       NOTES TO FINANCIAL STATEMENTS


NOTE 11 - Operating Lease Commitments

The Company leases certain office space and equipment under operating leases. The following is a schedule of future minimum rental payments on office space (exclusive of common area charges) required under operating leases that have initial or remaining non-cancellable lease terms in excess of one year as of December 31, 2003:

                           2004          $104,989
                           2005            82,896
                           2006            82,896
                           2007            82,896
                                          -------
                                         $353,677
                                          =======
Rent expense of $275,940 and $324,434 was recorded by ESI for the years ended December 31, 2003 and 2002, respectively, and was net of sub-rents received of $47,420 and $115,763 respectively. For some leases, in addition to the base rent, ESI also pays for utilities and for its share of increases, over a base period, in real estate taxes and building operating costs.

Although the headquarters lease calls for annual increases in the rent payments, ESI has recorded rent expense on a straight-line basis. Therefore, at December 31, 2003 the Company has a liability for accrued rent expense of $9,465. This accrual will be reduced during the remaining years of the lease, as actual rent payments exceed the rent expense recognized on the financial statements. This liability is calculated only on the net space leased by the Company. (See subsequent events under Note 22).

The Company has several operating leases on office equipment and transportation vehicles. The following is a schedule of future minimum rental payments on operating leases that have initial or non-cancellable lease terms in excess of one year as of December 31, 2003:

                2004       $  72,640
                2005          30,004
                2006          19,020
                2007           9,948
                2008             876
                2009             876
                            --------
                           $ 133,364
                            ========


NOTE 12 - Retirement Plan

The Company has a deferred compensation plan (401(k) plan) under which eligible employees are permitted to elect the amount of their salary deferrals, subject to certain statutory limitations. The Company can match a percentage of the employee deferrals. The Company's 401(k) expense for the years ended December 31, 2003 and 2002 was $11,108 and $68,427, respectively.

NOTE 13 - Supplemental Disclosures of Cash Flow Information

The following is presented to supplement the statements of cash flows:

	Cash paid during the year ended December 31, for:

                                                2003        2002
                                             ---------   ---------

                           Interest          $ 160,245   $ 158,233
                                               =======     =======
                           Income taxes      $       -   $     900
                                               =======     =======

                            ENVIRO-SCIENCES, INC.
                       NOTES TO FINANCIAL STATEMENTS


NOTE 14 - Employee Stock Purchase Plan

During 1998, ESI adopted an Employee Stock Purchase Plan, under which certain employees are eligible to purchase stock at a price based on an annual valuation determined by the Company. Employees can withdraw from the plan and the Company
must repurchase their shares.   There were no purchases or sales that were made
by the Company during 2003.

The stockholders have an agreement, which outlines their various rights and obligations. This agreement specifies that a portion of the Company's annual net income, subject somewhat to management's discretion, will be distributed to the stockholders in the following year. No profits were available for distribution in either year.

A stockholder and former employee has notified the Company of his desire to sell all of his stock (approximately 6% of the issued and outstanding stock) to the Company, or to other stockholders. As of December 31, 2003 no other stockholder has exercised the option to purchase these shares and the Company has not been able to reach an agreement for an appropriate valuation of the stock. The Company has, however, advanced this shareholder $21,752 toward the purchase while an acceptable repurchase agreement is negotiated.

NOTE 15 - Uncompleted Projects

Costs and billings on uncompleted projects as of December 31, 2003 are summarized as follows:

Costs incurred on uncompleted projects        $  1,599,332
Estimated earnings                                  60,839
                                                 ---------
                                                 1,660,171
Less:  Billings to date                          1,406,938
                                                 ---------
Totals                                        $    253,233
                                                 =========

Included in the accompanying balance sheets under the following captions:

   Costs and estimated earnings in excess of billings
     on uncompleted Projects                           $ 304,540
   Billings in excess of costs and estimated earnings
     on uncompleted Projects                             (51,307)
                                                        --------
   Totals                                              $ 253,233
                                                        ========

NOTE 16 - Deferred Revenues

The total deferred revenues at December 31, 2003 are $319,844, of which $125,000 is shown as a current liability based on management's estimate of progress that will be made in the next twelve months.

Deferred revenues at December 31, 2003 include $157,994 for a fixed price project where payments were made by a customer in advance. Deferred revenues also include $161,850, for the remediation of the Northvale property (see Note
18).

                            ENVIRO-SCIENCES, INC.
                       NOTES TO FINANCIAL STATEMENTS



NOTE 17 - Property Held for Sale

ESI purchased an industrial property in Cleveland, Ohio from its major customer for $59,298. The site requires remediation costs before the property can be sold. Management estimates the remediation liability to approximate the cost of property. As such a remediation liability in the amount of $59,298 has been recorded and is included in "accrued other" of the balance sheet. Management plans to either transfer the property back to the seller as part of an overall settlement of all matters or to sell the property for a nominal amount to a buyer who will bear the cost of the remaining remediation.

NOTE 18 - Related Party Transactions

Northvale Properties, Inc. ("Northvale") owned a building and land in Northvale, New Jersey, which has an environmental contamination. Northvale is owned by ESI stockholders and current and former employees.

The Northvale property was sold in 2001 for $1.8 million, of which $1.5 million was paid at closing and applied to the amount owed to ESI. The $300,000 balance due from the buyer of the property was paid in August 2002 ($200,000) and October 2002 ($100,000), and was assigned to ESI as final payment for all remaining remediation costs. The property is eligible for the brownfield rebate from the state. As part of the sale agreement, the buyer has assigned the right to the brownfield rebate to be received to ESI.

Kearny Properties, LLC ("Kearny") is an entity, which was formed to pursue acquisition of property in Kearny, New Jersey. Kearny is owned by ESI stockholders and current and former employees. Kearny currently has an option to purchase a property. The property has an environmental contamination, and management is working with the current owners, state regulatory authorities, and a prospective purchaser/developer to secure approval of a remedial action work-plan (RAW) to deal with the environmental contamination.

Kearny and the current property owner have agreed to allow the purchaser to exercise Kearny's option to purchase the property if and when they are able to get all necessary approvals. In return, the purchaser has agreed to provide Kearny with a finder's fee sufficient to cover all of the development costs incurred by Kearny with funding and services provided by ESI. since the inception of this project. Although ESI management feels that the purchaser will ultimately succeed in obtaining the necessary approvals, it has been decided to write-off all previously recorded accounts receivable from Kearny as of December 31, 2002.

Revenues recognized by ESI related to the Northvale and Kearny projects for the years ended December 31, were as follows:
                                              2003          2002
                                          ----------     ----------
        Professional services             $  114,617     $  388,653
        Interest                                   -         44,100
                                             -------        -------
                                          $  114,617     $  432,753
                                             =======        =======

                            ENVIRO-SCIENCES, INC.
                       NOTES TO FINANCIAL STATEMENTS



NOTE 19 - Capital Leases

The Company leases certain equipment under capital leases expiring in various years through 2006. The assets and liabilities under capital leases are recorded at the lower of the present value of minimum lease payments or the fair values of the asset at the inception of the lease. The assets are amortized over the lower of their related lease terms or their estimated productive lives. Amortization of assets under capital leases is included in expense for the year ended December 2003.

Properties under capital leases are as follows as of December 31, 2003:


	Office & Computer Equipment	$ 90,307
        Software                          43,210
                                         -------
        Total                            133,517
	Less:  Accumulated depreciation
         and amortization                (81,217)
                                         -------
                                        $ 52,300
                                         =======

Future minimum lease payments are as follows:

                                 2004    $33,557
                                 2005     11,882
                                 2006     11,882
                                          ------
                      Total payments      57,321

  Less: amount representing interest       5,021
                                          ------
Present value of minimum lease payments   52,300
  Less: current portion                   30,965
                                          ------
Non-current portion                      $21,335
                                          ======


NOTE 20 - Medical Benefits Program

The Company self-insures a portion of their employee medical benefits. The Company's exposure is limited on both an individual employee and aggregate basis. Employees contribute a portion of the insurance costs and the program is administered by a third party. Expenses for the company's portion of claims plus insurance premiums for the years ended December 31, 2003 and 2002, were approximately $457,000 and $641,000, respectively, net of amounts contributed by employees.

Accrued expense of $81,241 at December 31,2003, has been recorded for the cost of the "tail" for the semi self-insured plan. This "tail" only becomes payable when the current plan is terminated. Management has no immediate plans to terminate the plan and therefore the liability has been recorded as non-current.

                            ENVIRO-SCIENCES, INC.
                       NOTES TO FINANCIAL STATEMENTS



NOTE 21 - Litigation

The Company is a defendant in this lawsuit where a vendor is seeking damages for non-payment of materials in the amount of $251,291. Satisfaction of this obligation is expected to be paid by the end-user, a customer of the Company. The Company expects the matter to be resolved without any further obligation by Enviro-Sciences, Inc.

The Company is a defendant in this lawsuit where a vendor is seeking payment for trucking services in the amount of $56,591. Judgment has been entered against the Company in this matter and has been accrued in the financial statements.

The Company and a customer have outstanding claims against each other in connection with remediation services, which were provided by the Company.
No action has been filed and both parties are in the process of executing a settlement whereby the customer will make payments directly to the Company's third party vendors for services provided on the customer's sites. The amount currently under consideration is $659,487, which has been offset against accounts payable. The agreement has not been executed at this time. The two lawsuits referenced above of $251,291 and $56,591 respectively are included in the $659,487. If the Company and the customer are unable to settle this matter directly, the Company expects that a claim and counterclaim will be filed alleging nonpayment and negligence in providing services, both of which could result in material damages.

The Company is a defendant in this action where a customer filed claiming the Company was negligent in a failure to recognize asbestos contamination in its Phase I Environmental report and is seeking damages of $650,000. Enviro-Sciences insurance carrier is vigorously defending the matter and the amount appears to be within policy limits.

The Company is a defendant in this litigation where a third party is claiming injuries at a Company job site. The suit claims the injuries were the result of the Company's negligence, however the amount of damages has not yet been determined. Enviro-Sciences insurance carrier is vigorously defending the matter and the amount appears to be within policy limits.

The Company is a defendant in this litigation where the plaintiff is seeking to recover a bankruptcy preference payment from the Company in the amount of $16,875. The Company believes it will be required to pay this amount and has been accrued in the financial statements.

Enviro-Sciences, Inc. is a plaintiff in this action where the Company has filed to recover $225,000 for services performed. The customer has filed a counter-claim for certain alleged damages, which the Company believes is without merit. A trial date has yet to be determined, however the Company strongly believes it will successfully litigate this matter.

                            ENVIRO-SCIENCES, INC.
                       NOTES TO FINANCIAL STATEMENTS

NOTE 22 - Subsequent Events

In June 2004, the Company began discussions with the managing agents for the Mt Arlington headquarters space regarding the need to reduce the office rent expense in light of the reduced revenue base and reduced staffing. In July, a revised lease was signed effective August 1, 2004 thru the end of the original lease term wherein the Company reduced the space it occupies and received a corresponding reduction in the office rent charged.

On June 3, 2004, the Company entered into an agreement to sell certain assets and transfer certain liabilities to Enviro-Sciences (of Delaware) Inc., a wholly owned subsidiary of GreenWorks Corporation with no operations. GreenWorks is a privately held real estate development company, which has not engaged in any business to date. Pursuant to the terms of the agreement Enviro-Sciences (of Delaware) Inc. will acquire certain assets, assume certain liabilities and pay a portion of the line of credit on behalf of the Company at closing. In addition, the shareholders of the Company will convert amounts due them in exchange for restricted shares of common stock of the publicly traded company (described below) of similar value. Enviro-Sciences (of Delaware), Inc. will become GreenWork's primary operating division. GreenWork's immediate-term plans are to expand the Enviro-Science operations as it seeks to negotiate and acquire distressed, environmentally contaminated properties.

On September 24, 2004, GreenWorks Corporation entered into an agreement (the "Telco Agreement") with Telco-Technology, Inc. ("Telco"), a publicly traded company. Pursuant to the terms of the Telco Agreement, Telco will acquire 100% of the outstanding capital stock of GreenWorks in exchange for 1,000,000 newly issued shares of Telco's Series A Convertible Preferred Stock (the "Preferred Stock") and two demand promissory notes, each in the principal amount of $100,000. The Preferred Stock will vote with the common stock on all matters. Each share of Preferred Stock is convertible into 100 shares of Telco common stock at any time after December 31, 2005. The number of votes which may be cast by a holder of shares of Preferred Stock will be equal to the number of shares of the common stock into which the Preferred Stock could be converted (an aggregate of 100,000,000 prior to any adjustment).

For accounting purposes, the acquisition will be treated as a reverse acquisition or merger of Telco by GreenWorks and as a recapitalization of GreenWorks.

                            ENVIRO-SCIENCES, INC.
                                BALANCE SHEET
                             SEPTEMBER 30, 2004



ASSETS

 Current Assets
  Accounts receivable (Net of allowance
   for doubtful accounts ) (Notes 1 and 3)        $   405,655
  Unbilled revenues (Note 1)                          157,165
  Prepaid expenses and other current assets           161,401
  Acquisition Costs                                    52,000
  Costs and estimated earnings in excess of
   billings on uncompleted projects
   (Notes 1 and 15)                                   101,169
  Assets to be disposed of  (Note 9)                  341,394
                                                    ---------
 Total Current Assets                               1,218,784

Property & Equipment, net (Notes 1 and 4)             168,501

Costs and estimated earnings in excess of
 billings (Notes 1 and 15)                            228,151
Property held for sale (Note 17)                       59,298
Security and other deposits                            30,642
                                                    ---------
 Total Assets                                       1,705,376
                                                    =========
LIABILITIES
 Current Liabilities
  Accounts payable                                    564,480
  Accrued salary costs                                 65,364
  Accrued other                                       502,282
  Payroll taxes payable (Note 7)                      353,587
  Notes payable to shareholders (Note 5)            1,628,217
  Billings in excess of costs and estimated
   earnings on uncompleted projects
   (Notes 1 and 15)                                    60,081
  Line of credit (Note 10)                          1,346,972
  Notes payable to non-affiliated parties (Note 6)     77,663
  Installment loans payable (Note 8)                   98,981
  Capital lease obligations (Note 19)                  16,083
  Deferred revenues  (Note 16)                        135,000
  Liabilities to be disposed of (Note 9)              577,927
                                                    ---------
 Total Current Liabilities                          5,426,637

Accrued employee benefits (Note 20)                    55,500
Notes payable to non-affiliated parties,
 net of current portion (Note 6)                      200,000
Installment loans payable, net of current
 portion (Note 8)                                      12,389
Capital lease obligations, net of current
 portion (Note 19)                                     14,177
Deferred revenues (Note 16)                           160,705
                                                    ---------
 Total Liabilities                                  5,869,408

Commitments and Contingencies (Notes 11 and 21)             -

STOCKHOLDERS' EQUITY (DEFICIT)
 Common stock, no par value, 2,500 shares
  authorized, 1,676  issued and outstanding           749,117
 Retained earnings (deficit)                       (4,913,149)
                                                    ---------
 Total Stockholders' Equity (Deficit)              (4,164,032)
                                                    ---------
 Total Liabilities and Stockholders' Equity       $ 1,705,376
                                                    =========



See notes to the financial statements.

                           ENVIRO-SCIENCES, INC.
             STATEMENTS OF OPERATIONS AND RETAINED EARNINGS



                                          For the Nine Months Ended
                                                September 30,
                                             2004           2003
                                          -------------------------
Revenues (Notes 1 and 2)                  $ 2,281,488   $ 3,699,512

Cost of Sales (Note 2)                      1,096,493     1,880,292
                                            ---------     ---------
Gross Profit                                1,184,995     1,819,220

Selling, general and administrative
 expenses                                   1,382,966     2,598,708
                                            ---------     ---------
Loss from operations                         (197,971)     (779,488)

Other income (expense):
 Gain on disposal of equipment                 30,245        23,550
 Interest expense                            (120,722)      (92,806)
                                            ---------     ---------
Total other income (expense)                  (90,477)      (69,256)
                                            ---------     ---------
Loss from continuing operations              (288,448)     (848,744)

Loss from discontinued operations
 (Notes 1 and 9)                             (229,234)     (363,073)
                                            ---------     ---------
Net loss                                     (517,682)   (1,211,817)

Retained earnings (deficit), beginning
 of year                                   (4,395,467)   (2,712,805)
Retained earnings (deficit), end of         ---------     ---------
 period                                   $(4,913,149)  $(3,924,622)
                                            =========     =========



See notes to the financial statements

                            ENVIRO-SCIENCES, INC.
                          STATEMENTS OF CASH FLOWS




                                          For the Nine Months Ended
                                                September 30,
                                            2004             2003
                                         ----------------------------
Cash flows from operating activities:
 Continuing Operations

 Net loss from continuing operations     $  (288,448)    $  (848,744)

 Adjustments to Reconcile Loss to Net
  Cash Provided by operating activities:

  Bad debt - customer                              -         285,000
  Depreciation & Amortization                 92,489          74,258
  (Gain) loss on sale or disposal of
   equipment                                 (30,245)              -

 (Increase) Decrease in Assets:
  Accounts receivable                        174,612         949,070
  Unbilled revenues                         (101,480)         24,204
  Prepaid expenses and other current assets    2,927         108,144
  Costs and estimated earnings in excess of
   billings on uncompleted projects          (24,780)       (161,806)
  Security and other deposits                 15,832         (16,373)
 Increase (Decrease) in Liabilities:
  Accounts payable and accrued expenses      161,458        (121,805)
  Billings in excess of costs and estimated
   earnings on uncompleted projects            8,774         (13,020)
  Deferred revenues                          (24,139)       (139,605)
                                            --------        --------
 Cash Provided By (Used In) Continuing
  Operations                                 (13,000)        139,323
                                            --------        --------
Discontinued Operations
 Loss from Discontinued Operations          (229,234)       (363,073)
 (Increase) Decrease in Net Assets of
  Discontinued Operations                     36,361          60,483
                                            --------        --------
 Cash Used in Discontinued Operations       (192,873)       (302,590)
                                            --------        --------

Net Cash Used in Operating Activities       (205,873)       (163,267)
                                            --------        --------
Cash flows from investing activities:
 Acquisition Costs accrued                   (52,000)              -
 Purchase of property & equipment                  -            (741)
 Proceeds from sale of property &
  equipment                                   49,030               -
                                            --------        --------
 Net Cash Used in Investing Activities        (2,970)           (741)
                                            --------        --------
Cash flows from financing activities:
 Repayment of lease obligations              (22,040)        (23,849)
 Loans from stockholders                     414,060         544,000
 Loans from non-affiliated parties            12,663         240,000
 Proceeds from installment loans             132,705          41,776
 Repayments of stockholder loans                (825)       (468,738)
 Repayment of loans from non-affiliated
  parties                                   (100,000)              -
 Repayment of credit line                     (3,028)        (95,000)
 Repayment of installment loans             (224,692)       (299,315)
                                            --------        --------
 Net Cash Provided By (Used In) Financing
  Activities                                 208,843         (61,126)
                                            --------        --------

                            ENVIRO-SCIENCES, INC.
                     STATEMENTS OF CASH FLOWS (Continued)

Net (Decrease) Increase in Cash                    -        (225,134)
Cash - Beginning of Period                         -         225,134
                                            --------        --------
Cash - End of Period                     $         -     $         -
                                            ========        ========


See notes to the financial statements.

                            ENVIRO-SCIENCES, INC.
                        NOTES TO FINANCIAL STATEMENTS


NOTE 1 - Summary of Significant Accounting Policies

     Nature of Operations

Enviro-Sciences, Inc. ("ESI" or "the Company"), headquartered in Mt. Arlington, New Jersey, performs environmental consulting and engineering services, primarily the evaluation and remediation of contaminated properties. Project sites are located throughout the country and internationally. In 2001, ESI formed a construction division, adding significant equipment and personnel.
In 2003, ESI eliminated this division in favor of a greater focus on its core consulting business. The construction division has been included in discontinued operations (See Note 9).

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America, which contemplates continuation of the Company as a going concern. The Company has had recurring operating deficits and is in default under the terms of its line of credit agreement, thus, raising substantial doubt about the Company's ability to continue as a going concern.

On June 3, 2004, the Company entered into an agreement to sell certain assets and transfer certain liabilities to Enviro-Sciences (of Delaware) Inc., a wholly owned subsidiary of GreenWorks Corporation with no operations. GreenWorks is a privately held real estate development company, which has not engaged in any business to date. Pursuant to the terms of the agreement Enviro-Sciences (of Delaware) Inc. will acquire certain assets, assume certain liabilities and pay a portion of the line of credit on behalf of the Company at closing. In addition, the shareholders of the Company will convert amounts due them in exchange for restricted shares of common stock of the publicly traded company (described below) of similar value. Subsequent to the reverse merger acquisition, the Company plans to raise capital through the sale of a debenture and its stock via an equity line of credit, which will be established upon the filing of a registration of the Company's securities with the Securities and Exchange Commission. Enviro-Sciences (of Delaware),
Inc. will become GreenWork's primary operating division. GreenWork's immediate-term plans are to expand the Enviro-Sciences operations as it seeks to negotiate and acquire distressed, environmentally contaminated properties.
On October 21, 2004 Enviro-Sciences (of Delaware), Inc. completed the acquisition of the Company (See subsequent events under Note 22).

In view of these matters, realization of the assets of the Company is dependent upon the Company's ability to meet its financial requirements and the success of future operations. These financial statements do not include adjustments relating to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue in existence.

     Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions in preparing financial statements. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities and the reported amounts of revenues and expenses. Actual results could differ from those estimates.

     Property and Equipment

Property and equipment are recorded at cost. Major renewals and betterments are charged to the asset accounts; maintenance and minor repairs and replacements, which do not improve or extend the life of the respective assets, are expensed as incurred. When properties are retired or otherwise disposed of, the asset and accumulated depreciation accounts are adjusted accordingly, and the gain or loss, if any, arising from their disposal, is credited or charged to earnings.

Depreciation is calculated using both straight line and accelerated methods over the estimated useful lives of the assets.

                             ENVIRO-SCIENCES, INC.
                         NOTES TO FINANCIAL STATEMENTS

NOTE 1 - Summary of Significant Accounting Policies (Continued)

     Income Taxes

ESI elected to be treated as a Subchapter S Corporation for Federal income tax purposes and for most states, thus income is taxed to the shareholders personally.

     Revenue and Cost Recognition

Revenues from fixed price projects are recognized on the percentage-of-completion method, measured by management's estimates of the progress made on each project. Accordingly, revenue is recognized in the ratio that costs incurred bears to estimated total costs utilizing the most recent estimates of costs and funding. Since many contracts extend over a long period of time, revisions in cost and funding estimates during the progress of work have the effect of adjusting earnings applicable in performance in prior periods in the current period. When the current contract estimate indicates a loss, provision is made for the anticipated loss in the current period.

Revenues from cost-plus-fee projects (time and material jobs) are recognized at billable hourly rates as the services are rendered.

Contract costs include all direct material and labor costs, subcontracting costs, and those indirect costs related to contract performance, such as supplies, tools, repairs, and depreciation costs. Selling, general and administrative costs are charged to expenses as incurred. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions, and estimated profitability, including those arising from contract penalty provisions, and final contract settlements may result in revisions to costs and income and are recognized in the period in which the revisions are determined.

The asset "Costs and estimated earnings in excess of billings on uncompleted projects" represents revenues recognized in excess of amounts billed on fixed-price contracts. Revenues on time and material projects for services rendered but not yet invoiced are shown as "Unbilled revenues." The liability "Billings in excess of costs and estimated earnings on uncompleted projects" represents billings in excess of revenues earned.

Advertising

Advertising expenses are expensed as incurred and amounted to $355 and $350 for the nine month periods ended September 30, 2004 and 2003, respectively.

Long-Lived Assets

The Company reviews for the impairment of long-lived assets whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. An impairment loss would be recognized when estimated future cash flows expected to result from the use of the asset and its eventual disposition is less than its carrying amount. The Company has not identified any such impairment losses.

NOTE 2 - New Accounting Pronouncements

In May 2003, the Financial Accounting Standards Board issued SFAS Statement No. 150, "Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity". This Statement establishes standards for how a company classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires a company to classify a financial instrument that is within its scope as a liability (or an asset in some circumstances).

                            ENVIRO-SCIENCES, INC.
                       NOTES TO FINANCIAL STATEMENTS

NOTE 2 - New Accounting Pronouncements (Continued)

This statement is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the firms interim period beginning after June 15, 2003, except for mandatory redeemable financial instruments of nonpublic entities, if applicable. It is to be implemented by reporting the cumulative effect of a change in an accounting principle for financial instruments created before the issuance date of the Statement and still existing at the beginning of the interim period of adoption. The adoption of this statement did not have an impact on the Company's results of operations or financial position.

In January 2003, the FASB issued FASB Interpretation No. 46 ("FIN 46"), Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51. FIN 46 requires certain variable interest entities to be consolidated by the primary beneficiary of the entity if the equity investors in the entity do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. FIN 46 is effective for all new variable interest entities created or acquired after January 31, 2003. For variable interest entities created or acquired prior to February 1, 2003, the provisions of FIN 46 must be applied for the first interim or annual period beginning after June 15, 2003. The adoption of FIN 46 did not have an impact on the Company' results of operations or financial position.

NOTE 3 - Concentrations and Accounts Receivable

At times through out the year the Company may have bank balances in excess of Federal Deposit Insurance Corporation limits.

Concentration of credit risks with respect to accounts receivable is limited by the imposition of retainers for new customers, the monitoring of credit balances for all customers, and the withholding of data reports where payment appears in jeopardy. An allowance for doubtful accounts of $52,613 was recorded as of September 30, 2004.

A small number of customers will often account for a significant portion of revenues, however, the specific customers and projects may change from year to year. Two customers accounted for approximately 26 % (16 % and 10 %) of the Company's revenues for the nine months ended September 30, 2004 and one customer accounted for approximately 42% of the Company's revenues for the nine months ended September 30, 2003.

At September 30, 2004, one customer accounted for 10 percent of the outstanding accounts receivable.

NOTE 4 - Equipment

Major classes of equipment at September 30, 2004 are summarized below:


                                               Useful Lives-
                                                   Years
                                              ---------------
            Office and computer equipment          3-7           $  712,620
            Field equipment                        5-10             312,664
            Vehicles                               5                124,936
            Furniture and fixtures                 10                69,594
            Leasehold improvements                21-39             103,848
                                                                  ---------
                                                                  1,323,662
            Less:  Accumulated depreciation     		 (1,155,161)
                                                                  ---------
                                                                 $  168,501
                                                                  =========

                            ENVIRO-SCIENCES, INC.
                        NOTES TO FINANCIAL STATEMENTS

NOTE 4 - Equipment (Continued)

Depreciation expense was $92,489 and $74,258 for the nine month periods ended September 30, 2004 and 2003, respectively.

NOTE 5 - Notes Payable to Shareholders

Notes payable to shareholders at September 30, 2004 was $1,628,217. Interest on the notes has been waived by the shareholders for the nine month period ended September 30, 2004.

In accordance with an agreement entered into on June 3, 2004, the shareholders have agreed to convert their loans in exchange for restricted shares of common stock of a publicly traded company at closing. See Note 1 for further details on this transaction and Note 22 for subsequent events.

NOTE 6 - Notes Payable to Non-Affiliated Parties

Notes payable to non-affiliated parties includes a loan of $125,000, which bears interest of 3% commencing January 1, 2004. The note requires repayment of principal and interest in five installments commencing December 31, 2004, with
successive payments each year through December 31, 2008.   Interest in the
amount of $ 2,813 has been recognized for the nine month period ended September 30, 2004.

In 2003, $225,000 of financing and $15,000 of accrued interest were provided by an additional non-affiliated party. A promissory note was issued bearing interest at 6% and requiring repayment of $100,000 on or before September 30, 2004 with the balance of principal and interest payable on or before September 30, 2005. Subsequent to December 31, 2003 the note-holder agreed to modify the terms of repayment of the note requiring a payment of $100,000 prior to September 15, 2004 plus 36 monthly installments of $ 4,580 commencing November 30, 2004.

Interest in the amount of $9,850, has been recognized for the nine month period ended September 30, 2004.

NOTE 7 - Payroll Taxes Payable

Current payroll taxes ($16,547) and delinquent Federal & NJ State payroll taxes ($337,040) from the first and second quarter 2004 and fourth quarter 2003 are represented as a current liability on the September 30, 2004 balance sheet. The Company is currently negotiating a payment plan with the IRS.

NOTE 8 - Installment Loans

A summary of installment loans outstanding as of September 30, 2004 is as follows:

  Loans payable, secured by vehicles, construction equipment and computer equipment, payable in monthly installments
   including interest at 4.8% to 9.75%, due from October to
   May 2006                                                    $  30,729

  Loans for financing of insurance premiums, payable in
   monthly installments including interest varying
   from 3.8% to 7.5%,  due within the next fiscal year            80,641
                                                                --------
                                                                 111,370
                                Less: Current portion             98,981
                                                                --------
                                  Non-current portion          $  12,389
                                                                ========

                             ENVIRO-SCIENCES, INC.
                        NOTES TO FINANCIAL STATEMENTS

NOTE 8 - Installment Loans, Continued

The total maturity of the non-current portion of these installment loans as of September 30, 2004 is as follows:

            October 2005 - September 2006           $ 12,389

NOTE 9 - Discontinued Operations

During 2003, the Company discontinued the operations of its construction division. The decision to dispose of the component was based on significant losses incurred and a desire for a greater focus on its consulting division. Net sales of the construction division were approximately $361,000 and $1,485,000 for the nine month periods ended September 30, 2004 and 2003, respectively.

Assets and Liabilities to be disposed of are comprised of the following at September 30, 2004:

Cost and earnings in excess of billings   $  155,234
Accounts receivable                          157,359
Property and equipment (net)                  28,801
                                            --------
                                          $  341,394
                                            ========

Accounts payable                          $  453,015
Accrued expense                               39,299
Payroll taxes payable                         71,291
Current portion of long-term debt             14,322
Long-term debt                                     -
                                            --------
                                          $  577,927
                                            ========
NOTE 10 - Line of Credit

At September 30, 2004 the Company has a credit line of $1,350,000 bearing interest at the bank's base rate plus three-quarters of one percent. The line is secured by all corporate assets and was subject to renewal on January 16, 2004.The line remains orally extended since January 2004.

The business loan agreement document underlying the credit line agreement has the following required financial covenants, none of which are met as of September 30, 2004.

		Tangible Net Worth - Minimum of $ 1,000,000
		Net Worth Ratio - Minimum Ratio of 1.75 to 1
		Working Capital - Minimum Ratio of $ 100,000
		Current Ratio - Minimum Ratio of 1.25 to 1
	            		Income - Minimum $ 250,000
	            		Cash Flow Requirement - Minimum of $ 350,000
	            		Fixed Charge Ratio - Minimum Ratio of 2 to 1
	            		Other Ratio - Cash flow to Current maturity
                                 of LT Debt of 1.25 to 1

                             ENVIRO-SCIENCES, INC.
                        NOTES TO FINANCIAL STATEMENTS

NOTE 11 - Operating Lease Commitments

The Company leases certain office space and equipment under operating leases. In June 2004, the Company began discussions with the managing agents for the Mt. Arlington headquarters space regarding the need to reduce the office rent expense in light of the reduced revenue base and reduced staffing. In July, a revised lease was signed effective August 1, 2004 thru the end of the original lease term wherein the Company reduced the space it occupies and received a corresponding reduction in the office rent charged.

The following is a schedule of future minimum rental payments on office space (exclusive of common area charges) required under current operating lease:


           October 2004 - September 2005        $ 82,897
           October 2005 - September 2006          82,897
           October 2006 - September 2007          82,897
           October 2007 - September 2008          20,724
                                                 -------
                                                $269,415
                                                 =======


Rent expense of $122,428 and $153,188 were recorded by ESI for the nine month periods ended September 30, 2004 and 2003, respectively. In addition to the base rent, ESI also pays for utilities and for its share of increases over a base period, in real estate taxes and building operating costs.

The Company has several operating leases on office equipment. The following is a schedule of future minimum rental payments on operating leases that have initial or non-cancellable lease terms in excess of one year as of September 30, 2004:

       October 2005 - September 2006                 $  36,499
       October 2006 - September 2007                    25,389
                                                       -------
                                                     $  61,888
                                                       =======
NOTE 12 - Retirement Plan

The Company has a deferred compensation plan (401(k) plan) under which eligible employees are permitted to elect the amount of their salary deferrals, subject to certain statutory limitations. The Company can match a percentage of the employee deferrals. The Company's gross 401(k) matching contribution expense (before reductions from forfeitures) for the nine month periods ended September 30, 2004 and 2003 was $5,389 and $10,307, respectively. Administrative costs for the nine months September 30, 2004 and 2003 were $1,357 and $4,385, respectively.

NOTE 13 - Supplemental Disclosures of Cash Flow Information

The following is presented to supplement the statements of cash flows:

 Cash paid during the periods ended September 30, 2004 and 2003 for:

            Interest                 $ 88,814     $ 89,979
                                      =======      =======

            Income taxes             $      -     $      -
                                      =======      =======

                            ENVIRO-SCIENCES, INC.
                        NOTES TO FINANCIAL STATEMENTS


NOTE 14 - Employee Stock Purchase Plan

During 1998, ESI adopted an Employee Stock Purchase Plan, under which certain employees are eligible to purchase stock at a price based on an annual valuation determined by the Company. Employees can withdraw from the plan and the Company must repurchase their shares. There were no purchases or sales that were made by the Company during the nine months ended September 30, 2004.

The shareholders have an agreement, which outlines their various rights and obligations. This agreement specifies that a portion of the Company's annual net income, subject somewhat to management's discretion, will be distributed to the stockholders in the following year.

A stockholder and former employee has notified the Company of his desire to sell all of his stock (approximately 6% of the issued and outstanding stock) to the Company, or to other shareholders. As of September 30, 2004 no other shareholder has exercised the option to purchase these shares and the Company has not been able to reach an agreement for an appropriate valuation of the stock (see subsequent events Note 22).

NOTE 15 - Uncompleted Projects

Costs and billings on uncompleted projects as of September 30, 2004 are summarized as follows:

Costs incurred on uncompleted projects   $  1,663,472
Estimated earnings                             12,705
                                           ----------
                                            1,676,177
Less:  Billings to date                     1,406,938
                                           ----------
        Totals                           $    269,239
                                           ==========
Included in the accompanying balance sheets under the following captions:

Costs and estimated earnings in excess of billings
  on uncompleted Projects                               $  329,320

Billings in excess of costs and estimated earnings
  on uncompleted Projects                                  (60,081)
                                                          --------
                                                Totals  $  269,239
                                                          ========

NOTE 16 - Deferred Revenues

The total deferred revenues at September 30, 2004 are $295,705 of which $135,000 is shown as a current liability based on management's estimate of progress that will be made in the next twelve months.

Deferred revenues at September 30, 2004 include $134,356 for a fixed price project, and $40,000 for a time and materials project where payments were made by each customer in advance. Deferred revenues also include $121,349 for the remediation of the Northvale property (see Note 18).

                           ENVIRO-SCIENCES, INC.
                      NOTES TO FINANCIAL STATEMENTS


NOTE 17 - Property Held for Sale

ESI purchased an industrial property in Cleveland, Ohio from its major customer for $59,298. The site requires remediation costs before the property can be sold. Management estimates the remediation liability to approximate the cost of property. As such a remediation liability in the amount of $59,298 has been recorded and is included in "accrued expense" on the balance sheet.


NOTE 18 - Related Party Transactions

Northvale Properties, Inc. ("Northvale") owned a building and land in Northvale, New Jersey, which has an environmental contamination. Northvale is owned by ESI stockholders and current and former employees.

The Northvale property was sold in 2001 for $1.8 million, of which $1.5 million was paid at closing and applied to the amount owed to ESI. The $300,000 balance due from the buyer of the property was paid in August 2002 ($200,000) and October 2002 ($100,000), and was assigned to ESI as final payment for all remaining remediation costs. The property is eligible for the Brownfield rebate from the state. As part of the sale agreement, the buyer has assigned the right to the Brownfield rebate to be received to ESI.

Kearny Properties, LLC ("Kearny") is an entity, which was formed to pursue acquisition of property in Kearny, New Jersey. Kearny is owned by ESI stockholders and current and former employees. Kearny currently has an option to purchase a property. The property has an environmental contamination, and management is working with the current owners, state regulatory authorities, and a prospective purchaser/developer to secure approval of a remedial action work-plan (RAW) to deal with the environmental contamination.

Kearny and the current property owner have agreed to allow the purchaser to exercise Kearny's option to purchase the property if and when they are able to get all necessary approvals. In return, the purchaser has agreed to provide Kearny with a finder's fee sufficient to cover all of the development costs incurred by Kearny with funding and services provided by ESI since the inception of this project. Although ESI management feels that the purchaser will ultimately succeed in obtaining the necessary approvals, the Company wrote-off all previously recorded receivables from Kearny in 2002.

Revenues recognized by ESI related to the Northvale and Kearny projects for the nine month periods ended September 30, 2004 and 2003 were from professional services totaling $40,501 and $96,426, respectively.

                            ENVIRO-SCIENCES, INC.
                       NOTES TO FINANCIAL STATEMENTS


NOTE 19 - Capital Leases

The Company leases certain equipment under capital leases expiring in various years through 2006. The assets and liabilities under capital leases are recorded at the lower of the present value of minimum lease payments or the fair values of the asset at the inception of the lease. The assets are amortized over the lower of their related lease terms or their estimated productive lives. Amortization of assets under capital leases is included in expense for the nine month periods ended September 30, 2004 and 2003.

Properties under capital leases are as follows as of September 30, 2004:


        Office & Computer Equipment    $  98,196
        Software                          44,312
                                        --------
        Total                            142,508

        Less:  Accumulated depreciation
               and amortization         (105,362)
                                        --------
                                         $37,146
                                        ========
Future minimum lease payments are as follows:

		October 2004 - September 2005	$19,719
                October 2005 - September 2006    11,882
                October 2006 - September 2007     2,971
                                                 ------
                Total payments                   34,572
		Less: amount representing
                 interest                         4,312
                                                 ------
		Present value of minimum lease
                 payments                        30,260
                Less: current portion            16,083
                                                 ------
                Non-current portion             $14,177
                                                 ======


NOTE 20 - Medical Benefits Program

The Company self-insures a portion of their employee medical benefits. The Company's exposure is limited on both an individual employee and aggregate basis. Employees contribute a portion of the insurance costs and the program is administered by a third party. Expenses for the company's portion of claims plus insurance premiums for the nine month periods ended September 30, 2004 and 2003 were $206,479 and $320,837, respectively, net of amounts contributed by employees.

Accrued expense of $55,500 at September 30, 2004, has been recorded for the cost of the "tail" for the semi self-insured plan. This "tail" only becomes payable when the current plan is terminated. Management has no immediate plans to terminate the plan and therefore the liability has been recorded as non-current.

                            ENVIRO-SCIENCES, INC.
                       NOTES TO FINANCIAL STATEMENTS


NOTE 21 - Litigation

The Company is a defendant in a lawsuit where a vendor is seeking damages for non-payment of materials in the amount of $251,291. Satisfaction of this obligation is expected to be paid by the end-user, a customer of the Company. The Company expects the matter to be resolved without any further obligation by Enviro-Sciences, Inc.

The Company is a defendant in this lawsuit where a vendor is seeking payment for trucking services in the amount of $56,591. Judgment has been entered against the Company in this matter and has been accrued in the financial statements.
We really do not have this accrued. The Company is believes the action will be settled pursuant to the following paragraph.

The Company and a customer have outstanding claims against each other in connection with remediation services, which were provided by the Company. No action has been filed and both parties are in the process of executing a settlement whereby a customer will make payments directly to the Company's third party vendors for services provided on the customer's sites. The amount currently under consideration is $659,487, which has been offset against accounts payable. The agreement has been executed at this time. The two lawsuits referenced above of $251,291 and $56,591 respectively are included in the $659,487. If the Company and the customer are unable to settle this matter directly, the Company expects that a claim and counterclaim will be filed alleging nonpayment and negligence in providing services, both of which could result in material damages.

The Company is a defendant in this action where a customer filed claiming the Company was negligent in a failure to recognize asbestos contamination in its Phase I Environmental report and is seeking damages of $650,000. Enviro-Sciences insurance carrier is vigorously defending the matter and the amount appears to be within policy limits. Additionally, the Company has accrued $25,000 which is the maximum amount for which the Company would be responsible.

The Company is a defendant in this litigation where a third party is claiming injuries at a Company job site. The suit claims the injuries were the result of the Company's negligence, however the amount of damages has not yet been determined. Enviro-Sciences insurance carrier is vigorously defending the matter and the amount appears to be within policy limits.

The Company is a defendant in litigation where a former employee is seeking payment of approximately $9,000 in lieu of unused vacation. The Company believes this claim is without merit based on the Company policy regarding carryover limits and as such has not accrued this expense.

The Company is a defendant in this litigation where the plaintiff is seeking to recover a bankruptcy preference payment from the Company in the amount of $16,875. The Company believes it will be required to pay this amount and therefore has accrued this in the financial statements.

Enviro-Sciences, Inc. is a plaintiff in this action where the Company has filed to recover $225,000 for services performed. The customer has filed a counter-claim for certain alleged damages, which the Company believes is without merit. A trial date has yet to be determined, however the Company strongly believes it will successfully litigate this matter.

                            ENVIRO-SCIENCES, INC.
                       NOTES TO FINANCIAL STATEMENTS



NOTE 22 - Subsequent Events

On September 24, 2004, the shareholders of GreenWorks Corporation (see Note 1) entered into an agreement (the "Telco Agreement") with Telco-Technology, Inc. ("Telco"), a publicly traded company (NASDAQ: TTXI). Pursuant to the terms of the Telco Agreement, Telco acquired 100% of the outstanding capital stock of GreenWorks in exchange for 1,000,000 newly issued shares of Telco's Series A Convertible Preferred Stock (the "Preferred Stock") and two demand promissory notes, each in the principal amount of $100,000. The Preferred Stock will vote with the common stock on all matters. Each share of Preferred Stock is convertible into 100 shares of Telco common stock at any time after December 31, 2005. The number of votes which may be cast by a holder of shares of Preferred Stock will be equal to the number of shares of the common stock into which the Preferred Stock could be converted (an aggregate of 100,000,000 prior to any adjustment). The agreement was consummated on October 26, 2004.

For accounting purposes, the acquisition will be treated as a reverse acquisition or merger of Telco by GreenWorks and as a recapitalization of GreenWorks.

On October 21, 2004 Enviro-Sciences (of Delaware), Inc acquired the Company.

On October 26, 2004, Telco Technology, Inc. (TTXI NASDAQ) consummated its agreement (the "Agreement") with GreenSpace Capital, L.L.C., and Acutus
Capital, L.L.C., to acquire GreenWorks    Corporation ("GreenWorks"). GreenWorks
is a privately held real estate development company which has not engaged in any business to date. Its business model is the acquisition, clean-up and development of environmentally contaminated properties using innovative and environmentally friendly technologies.

Pursuant to the terms of the Agreement, Telco Technology, Inc. will acquire 100% of the outstanding capital stock of GreenWorks in exchange for 1,000,000 newly issued shares of the Company's Series A Convertible Preferred Stock (the "Preferred Stock") and two demand promissory notes, each in the principal amount of $100,000. The Preferred Stock shall vote with the common stock on all matters. Each share of Preferred Stock is convertible into 100 shares of common stock at any time after December 31, 2005. The number of votes which may be cast by a holder of shares of Preferred Stock shall be equal to the number of shares of the common stock into which the Preferred Stock could be converted (an aggregate of 100,000,000 prior to any adjustment).

The closing of the acquisition of GreenWorks Corporation by Telco Technology, Inc is subject to certain conditions including the completion by GreenWorks Corporation, through its wholly-owned subsidiary, Enviro-Sciences (of Delaware), Inc. ("ESI"), of the acquisition of the business and certain assets from Enviro-Sciences, Inc., a privately held engineering services company, in exchange for the assumption of certain liabilities of Enviro-Sciences, Inc. ESI will become GreenWorks Corporation primary operating division.

                            TELCO-TECHNOLOGY, INC.

            Unaudited Pro Forma Condensed Financial Statements

The following unaudited pro forma condensed financial statements of Telco-Technology, Inc. (the "Company") have been prepared to indicate how the financial statements of the Company might have looked if the Merger with GreenWorks Corporation and Subsidiary ("GreenWorks") and transactions related to that Merger had occurred as of the beginning of the period presented.

The pro forma condensed financial statements have been prepared using the unaudited historical financial statements of the Company and GreenWorks as of and for the nine months ended September 30, 2004 and for the year ended December 31, 2003 (audited). For accounting purposes, because Telco-Technology, Inc had become a shell company, the Merger will be treated as a recapitalization of the Company.

The pro forma condensed financial statements should be read in conjunction with a reading of the historical financial statements of the Company and GreenWorks Corporation and Subsidiary. The pro forma condensed financial statements are presented for illustrative purposes only and are not intended to be indicative of actual financial condition or results of operations had the Merger been in effect during the periods presented, or of financial condition or results of operations that may be reported in the future.

                             Telco-Technology, Inc.
                 Unaudited Pro Forma Condensed Balance Sheet
                              September 30, 2004


                                      Historical
                               --------------------------
                                  Telco-     GreenWorks
                               Technology    Corporation              Pro Forma
                                   Inc.     and Subsidiary   Adjustments  Notes   Combined
--------------------------------------------------------------------------------------------

ASSETS
 Current Assets:
  Cash and cash equivalents    $    26       $         -     $  74,974    (c)  $    75,000
  Accounts receivable, net           -           405,655             -             405,655
  Unbilled revenues                  -           157,165             -             157,165
  Prepaid expenses and other
   current assets                    -           161,401             -             161,401
  Acquisition costs                  -            52,000       (52,000)   (a)            -
  Deferred Financing Fees            -                 -       162,500    (c)      162,500
  Costs and estimated earnings
   in excess of billings             -           101,169             -             101,169
  Assets to be disposed of           -           341,394             -             341,394
                               -----------------------------------------------------------
 Total Current Assets               26         1,218,784       185,474           1,404,284

Property and equipment, net          -           168,501             -             168,501
Deferred Financing Fees              -                 -       162,500    (c)      162,500
Costs and estimated earnings in
 excess of billings                  -           228,151             -             228,151
Property held for sale               -            59,298             -              59,298
Security and other deposits          -            30,642             -              30,642
                               -----------------------------------------------------------
 Total Assets                       26         1,705,376       347,974           2,053,376
                               ===========================================================

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
 Current Liabilities:
  Accounts payable              19,714           564,480             -             564,480
  Accrued expenses              23,945           567,646             -             591,591
  Payroll taxes payable              -           353,587             -             353,587
  Billings in excess of costs
   and estimated earnings            -            60,081             -              60,081
  Line of credit                     -         1,346,972      (150,000)   (b)    1,196,972
  Notes payable                 73,253           192,727       250,000    (c)         515,980
  Deferred revenue                   -           135,000             -             135,000
  Liabilities to be disposed of      -           577,927             -             577,927
  Notes payable - officers      45,000         1,628,217    (1,673,217) (a)(b)           -
                               -----------------------------------------------------------
 Total Current Liabilities     161,912         5,426,637    (1,573,217)          4,015,332

Accrued employee benefits            -            55,500             -              55,500
Notes payable, net of current        -           226,566             -             226,566
Deferred revenues                    -           160,705             -             160,705
Convertible debenture                -                 -       500,000    (c)      500,000
                                ----------------------------------------------------------
 Total Liabilities                   -         5,869,408    (1,073,217)          4,958,103

Stockholders Equity (Deficit):
 Preferred Stock, Series A           -                 -         1,000    (a)        1,000
 Common Stock                   28,975           749,117      (747,916)  (a)(b)     30,176
 Additional paid-in capital  4,398,266                 -    (2,720,042)  (a)(b)  1,678,224
 Retained deficit           (4,589,127)       (4,913,149)    4,888,149    (a)   (4,614,127)
                             -------------------------------------------------------------
 Total stockholders' equity
  (deficit)                   (161,886)       (4,164,032)    1,421,191          (2,904,727)
                             -------------------------------------------------------------
 Total Liabilities and
  Stockholders' Equity      $       26       $ 1,705,376   $   347,974         $ 2,053,376
                             =============================================================



                            Telco-Technology, Inc.
            Unaudited Pro Forma Condensed Statement of Operations
                For the Nine Months Ended September 30, 2004


                                      Historical
                               --------------------------
                                  Telco-     GreenWorks
                               Technology    Corporation              Pro Forma
                                   Inc.     and Subsidiary   Adjustments  Notes    Combined
--------------------------------------------------------------------------------------------

Revenues                      $        -     $ 2,281,488    $      -            $ 2,281,488

Cost of Sales                          -       1,096,493           -              1,096,493
                               -------------------------------------              ---------
Gross Profit                           -       1,184,995           -              1,184,995

Selling, general and
 administrative                  573,651       1,382,966      52,000     (a)      2,008,617
                               -------------------------------------              ---------
Loss from operations            (573,651)       (197,971)    (52,000)              (823,622)

Other income (expense):
 Gain on disposal of equipment         -          30,245           -                 30,245
 Interest expense                 (4,135)       (120,722)          -               (124,857)
                               -------------------------------------              ---------
Total other income (expense)      (4,135)        (90,477)          -                (94,612)
                               -------------------------------------              ---------
Loss from continuing
 operations                   $ (577,786)    $  (288,448)   $(52,000)           $  (918,234)
                               =====================================              =========
Loss Per Common Share, basic
 and diluted                  $    (0.02)    $   (324.98)                       $     (0.03)
                               =========================                          =========
Weighted Average Common Shares
 outstanding, basic and
 diluted                      26,968,277           1,676                         26,969,816
                              ==========================                         ==========

                                                                   F-33

                            Telco-Technology, Inc.
                Pro Forma Condensed Statement of Operations
                    For the Year Ended December 31, 2003


                                      Historical
                               --------------------------
                                  Telco-     GreenWorks
                               Technology    Corporation              Pro Forma
                                   Inc.     and Subsidiary   Adjustments  Notes    Combined
-----------------------------------------------------------------------------------------------
Revenues                     $          -    $  4,274,480     $       -             $ 4,274,480

Cost of Sales                           -       2,160,082             -               2,160,082
                                ---------------------------------------               ---------
Gross Profit                            -       2,114,398             -               2,114,398

Selling, general and
 administrative                   358,965       3,180,384             -               3,539,349
                                ---------------------------------------               ---------
Loss from operations             (368,965)     (1,065,986)            -              (1,434,951)

Other income (expense):
 Gain on disposal of equipment          -          25,657             -                  25,657
 Interest expense                       -        (129,289)            -                (129,289)
                                ---------------------------------------               ---------
Total other income (expense)            -        (103,632)            -                (103,632)
                                ---------------------------------------               ---------
 Loss from continuing
  operations                  $  (368,965)   $ (1,169,618)     $      -             $(1,538,583)
                                =======================================               =========
Loss Per Common Share,
 basic and diluted            $     (0.02)   $  (1,003.97)                          $     (0.08)
                                =========================                            ==========

Weighted Average Common
 Shares outstanding, basic
 and diluted                   19,337,444           1,676                            19,337,444
                               ==========================                            ==========


(a) These adjustments reflect the issuance of 1,000,000 preferred shares to the shareholders of GreenWorks Corporation, two demand grid notes issued to the shareholders of GreenWorks Corporation and the effect of the recapitalization of Telco Technology.
(b) These adjustments reflect the restricted shares as consideration for the former shareholders of ESI-NJ forgiveness of shareholder indebtedness.
(c) This adjustment reflects the issuance of two demand notes and a convertible debenture to Cornell Capital Partners, L.P. at closing and the payment of fees in connection with the issuance.

                                                                   F-34